UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 4, 2009

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2009, World Heart Corporation issued a press release announcing that Mr. John Alexander Martin has been appointed President and Chief Executive Officer of the Company effective February 4, 2009. Mr. Martin is taking over Mr. Jal S. Jassawalla’s role as President and Chief Executive Officer, as Mr. Jassawalla continues to serve the Company as Executive Vice President and Chief Technology Officer.   Effective February 5, 2009, Mr. Martin also replaced Jal S. Jassawalla on the Board of Directors.

Mr. Martin, age 55, was President of the North American Region and Corporate Vice President of Edwards Lifesciences since 2004. Prior to 2004, he was with Cordis Corporation, a Johnson and Johnson company where he served as Senior Vice President of International and earlier as Vice President of Sales and Marketing.  Mr. Martin earned a bachelor’s degree from the University of Kentucky at Lexington.

In connection with his appointment, the Company entered into an offer letter with Mr. Martin.  Mr. Martin’s initial base salary will be $320,000 per year.  Mr. Martin will be eligible for a target bonus of up to 30% of his annual base salary, based upon the achievement of objectives to be agreed upon by the Company’s Board of Directors or its Compensation Committee.

On February 5, 2009, the Board of Directors also approved a grant to Mr. Martin of an option to purchase 397,618 common shares of the Company at $2.35 per share pursuant to the Company’s 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan). The option will vest at the rate of 25% of the shares on the twelve month anniversary of Mr. Martin’s appointment as President and Chief Executive Officer, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment.  Contingent on his continued employment, Mr. Martin will also be eligible to receive additional equity incentive grants on the first and second anniversaries of his appointment as President and Chief Executive Officer, conditioned upon the achievement of certain as-yet-undetermined performance metrics.  Such grants will provide Mr. Martin with the option to purchase that number of shares representing 0.5% of the Company’s total issued and outstanding shares as of the respective grant date, subject to vesting monthly over a four year period and subject to his continued employment . Mr. Martin will also be provided with reimbursement for certain relocation-related expenses in an amount of up to $107,000, plus additional tax gross-up payments.

There are no arrangements or understandings between Mr. Martin and any other persons pursuant to which he was selected as an executive officer of the Company. There are no family relationships between Mr. Martin and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the offer letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Press release, dated February 6, 2009

99.2	Letter of Agreement with John Alexander Martin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 6, 2009

WORLD HEART CORPORATION

	By:	/s/ David Pellone
	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer